Exhibit 99.1

Revised Time and Dial-in Information for Entegris Conference Call to Discuss Poco Graphite Transaction

The Call is Scheduled for 10:30 a.m. Eastern Time On July 15, 2008

CHASKA, Minn., Jul 14, 2008 (PrimeNewswire via COMTEX News Network) — Entegris, Inc. (Nasdaq:ENTG) revised the time of its conference call to discuss the Poco Graphite transaction. The call will now be held at 10:30 a.m. Eastern Time on Tuesday, July 15, 2008. The call had been scheduled for one hour later at 11:30 a.m. Eastern Time.

Participants should dial 1-866-550-6338 (for domestic callers) or 1-347-284-6930 (for callers outside the U.S.) and reference passcode 6604696. A replay of the call can be accessed at 1-888-203-1112 or 1-719-457-0820 using passcode 6604696. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

About Entegris

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

This news release was distributed by PrimeNewswire, www.primenewswire.com

SOURCE: Entegris, Inc.

Entegris, Inc.

Steve Cantor, VP of Corporate Relations

978-436-6500

irelations@entegris.com